Exhibit 1.1

Retail Opportunity Investments Corp.

Common Stock ($0.0001 par value per share)

SALES AGREEMENT

February 20, 2020

BTIG, LLC 65 East 55th Street New York, New York 10022
BMO Capital Markets Corp. 3 Times Square, 25th Floor New York, New York 10036	Bank of Montreal 55 Bloor Street West, 18th Floor Toronto, Ontario M4W 1A5 Canada
BofA Securities, Inc. One Bryant Park New York, New York 10036	Bank of America, N.A. One Bryant Park New York, New York 10036
Capital One Securities, Inc. 299 Park Avenue, 29th Floor New York, New York 10171
Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Citibank, N.A. 390 Greenwich Street, 6th Floor New York, New York 10013
Jefferies LLC 520 Madison Avenue New York, New York 10022	Jefferies LLC 520 Madison Avenue New York, New York 10022
J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179	JPMorgan Chase Bank, National Association 383 Madison Avenue New York, New York 10179
KeyBanc Capital Markets Inc. 127 Public Square, 4th Floor Cleveland, Ohio 44114	KeyBanc Capital Markets Inc. 127 Public Square, 4th Floor Cleveland, Ohio 44114
Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716	Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716
Regions Securities LLC 1180 West Peachtree Street NW, Suite 1400 Atlanta, Georgia 30309

Robert W. Baird & Co. Incorporated 777 E. Wisconsin Avenue Milwaukee, Wisconsin 53202
Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10152	Wells Fargo Bank, National Association 500 West 33rd Street New York, New York 10152
As Agents	As Forward Purchasers

Ladies and Gentlemen:

Each of Retail Opportunity Investments Corp., a Maryland corporation (the “Company”) and Retail Opportunity Investments Partnership, LP, a Delaware limited partnership (the “Operating Partnership”) confirms its agreement with each of (i) BTIG, LLC, BMO Capital Markets Corp., BofA Securities, Inc., Capital One Securities, Inc., Citigroup Global Markets Inc. (as agent for Citibank, N.A. when acting in its capacity as forward seller), Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Raymond James & Associates, Inc., Regions Securities LLC, Robert W. Baird & Co. Incorporated and Wells Fargo Securities, LLC, as sales agents, forward sellers (except in the case of BTIG, LLC, Capital One Securities, Inc., Regions Securities LLC and Robert W. Baird & Co. Incorporated) and/or principals (in any such capacity, each, an “Agent,” and collectively, the “Agents”) and (ii) each of Bank of Montreal, Bank of America, N.A., Citibank, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Raymond James & Associates, Inc. and Wells Fargo Bank, National Association (in such capacity, each, a “Forward Purchaser,” and collectively, the “Forward Purchasers”), in each case on the terms set forth in this Sales Agreement (this “Agreement”). For purposes of clarity, it is understood and agreed by the parties hereto that, if Forward Hedge Shares (as defined below) are offered or sold through any Agent acting as forward seller for the respective Forward Purchaser, then such Agent, as forward seller, shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Forward Hedge Shares, and, except in cases where this Agreement expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to an Agent acting as sales agent shall also be deemed to apply to an Agent when acting as forward seller, mutatis mutandis, except that BTIG, LLC, Capital One Securities, Inc., Regions Securities LLC and Robert W. Baird & Co. Incorporated are not acting as forward sellers. Unless the context requires otherwise, references herein to the “relevant” or “applicable” Forward Purchaser mean, with respect to any Agent, the affiliate of such Agent that is acting as a Forward Purchaser or, if applicable, such Agent acting as a Forward Purchaser.

The Company proposes, subject to the terms and conditions stated herein, to (i) issue and sell shares (any such shares, “Primary Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), from time to time through or to any Agent, acting as sales agent on behalf of the Company and/or acting as principal, and (ii) instruct any Agent, acting as forward seller, to offer and sell borrowed shares (any such shares, “Forward Hedge Shares,”

and together with the Primary Shares, the “Shares”), in each case, on the terms and subject to the conditions set forth in this Agreement, any Confirmation and any Terms Agreement, as applicable. The aggregate gross sales price of the Shares that may be sold pursuant to this Agreement and any Terms Agreement shall not exceed $500,000,000 (the “Maximum Amount”).

The Company agrees that whenever it determines to sell Primary Shares directly to any Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2 hereof.

The Company may also enter into one or more forward stock purchase transactions (each, a “Forward”) with any of the Forward Purchasers as set forth in separate forward sale confirmations, each substantially in the form of Annex II hereto (each, a “Confirmation,” and collectively, the “Confirmations”). In connection therewith, the Company and each Agent understand that such Agent or an affiliate thereof will attempt to borrow and then offer and sell, as forward seller on behalf of the applicable Forward Purchaser, the applicable Forward Hedge Shares for sale on the terms and conditions stated herein. Any Common Stock to be delivered by the Company to any Forward Purchaser in settlement of all or any portion of the Company’s obligations under any Confirmation are hereinafter sometimes called “Confirmation Shares.”

Section 1.                Representations and Warranties. The Company and the Operating Partnership, jointly and severally, represent and warrant to the Agents and the Forward Purchasers that as of the date of this Agreement, the date of any Confirmation, the date of any Terms Agreement, each Registration Statement Amendment Date (as defined in Section 3(i) below), each Company Periodic Report Date (as defined in Section 3(h) below), each Company(i) Earnings Report Date (as defined in Section 3(i) below), each Request Date (as defined in Section 3(i) below), each Applicable Time (as defined in Section 1(a) below) and each Settlement Date (as defined in Section 2(h) below); provided, that if such date occurs during a Suspension Period (as defined in Section 3(r) below), the Company and the Operating Partnership shall not make the representations and warranties of the Company and the Operating Partnership contained in this Section 1 until the next of such dates after the end of the Suspension Period:

(a)               Compliance with Registration Requirements. The Company and the Operating Partnership have filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 of the rules and regulations (the “1933 Act Regulations”) of the Commission promulgated under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3ASR (Nos. 333-231088 and 333-231088-01), including the related base prospectus, which registers certain securities of the Company (including the Shares) and of the Operating Partnership; such registration statement and any post-effective amendment thereto, became effective upon filing with the Commission in accordance with Rule 462(e) of the 1933 Act Regulations (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; the various parts of such registration statement, excluding any Form T-1 but including all other exhibits thereto and any prospectus supplement or prospectus relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B of the 1933 Act Regulations to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the prospectus supplement specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations is hereinafter called the “Prospectus Supplement”; the Base Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; provided, however, that no representation contained in any exhibit to any such incorporated document, other than the representations contained herein, shall be deemed to be made to you; any reference to any amendment or supplement to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement or base prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated therein, in each case after the date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 of the 1933 Act Regulations relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”).

The Company meets the requirements for use of the Registration Statement as an automatic shelf registration statement on Form S-3 under the 1933 Act. The Registration Statement became effective under the 1933 Act upon filing with the Commission. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the 1933 Act Regulations, and the Shares have been and remain eligible for registration by the Company on an automatic shelf registration statement. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of an automatic registration statement has been received by the Company, no order preventing, suspending or objecting to the use of the Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for any of those purposes has been instituted or, to the Company’s knowledge, threatened by the Commission. The Company has complied with each request (if any) from the Commission for additional information, and there are no outstanding or unresolved comments from the Commission or its staff.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, at each deemed effective date with respect to the Agents and the Shares pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at each Settlement Date, complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission and at each Settlement Date, complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

Neither the Registration Statement nor any amendment thereto, at the time of its effectiveness, at any deemed effective date with respect to the Agents and the Shares pursuant to Rule 430B(f)(2) of the 1933 Act Regulations or at any Settlement Date contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

For the purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any Terms Agreement; the Prospectus and the applicable Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time, taken together (collectively, and, with respect to any Shares, together with the public offering price of such Shares, the “General Disclosure Package”) as of each Applicable Time and each Settlement Date, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each applicable Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the General Disclosure Package as of such Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Neither the Company nor the Operating Partnership makes any representations or warranties as to the information contained in or omitted from the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by or on behalf of the Agents and the Forward Purchasers expressly for use therein.

(b)               Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to statements in or omissions from the Registration Statement, the General Disclosure Package or the Prospectus (including the documents incorporated or deemed to be incorporated by reference therein) in conformity with written information furnished to the Company or the Operating Partnership by or on behalf of the Agents and the Forward Purchasers expressly for use therein.

(c)               Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and the Public Company Accounting Oversight Board.

(d)               Financial Statements. The financial statements (other than the financial statements of the businesses or properties acquired or proposed to be acquired) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. Any selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared, in all material respects, in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired. In addition, any pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations or any document required to be filed with the Commission under the 1934 Act or the 1934 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable, in all material respects. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(e)               No Material Adverse Change. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business or business prospects of the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, the Operating Partnership or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise and (C) except for regular quarterly dividends on the Common Stock and regular quarterly distributions on the units of partnership interest in the Operating Partnership (“Units”), in each case in amounts per share or unit, as applicable, that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or any distribution by the Operating Partnership with respect to any of its Units.

(f)                Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement, any Confirmation and any Terms Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(g)               Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the partnership power and authority under the Operating Partnership Agreement (as defined below) and the Delaware Revised Uniform Limited Partnership Act to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and any Terms Agreement. The Operating Partnership is duly qualified as a foreign partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. A wholly-owned subsidiary of the Company (the “General Partner”) is the sole general partner of the Operating Partnership. The Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of September 27, 2013, as amended (the “Operating Partnership Agreement”), has been duly and validly authorized, executed and delivered by the parties thereto and is a valid and binding agreement, enforceable against the Company and the General Partner in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as rights to indemnity thereunder may be limited by applicable law.

(h)               Good Standing of Subsidiaries. Each subsidiary listed on Schedule 1 hereto is considered a “significant subsidiary” of the Company or the Operating Partnership (each, a “Subsidiary” and, collectively, the “Subsidiaries”), has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of, or other ownership interest in, each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company or the Operating Partnership, as applicable, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of, or other ownership interest in, any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. Except for subsidiaries formed since the end of the most recent fiscal year, the only subsidiaries of the Company and the Operating Partnership are (a) the subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recently ended fiscal year and (b) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(i)                 Capitalization. The issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock were issued in violation of the preemptive or other similar rights of any securityholder of the Company and the authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package or the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, any Confirmation or any Terms Agreement, pursuant to the Company’s Amended and Restated 2009 Equity Incentive Plan or exercises of options issued thereunder, pursuant to reservations, agreements or employee benefit plans or pursuant to the exercise of warrants, convertible securities or options referred to in the Registration Statement, the General Disclosure Package or the Prospectus). The Common Stock has been registered pursuant to Section 12(b) of the 1934 Act and is authorized for trading on the Nasdaq Stock Market or listed on another national securities exchange, as such term is used in Section 3 of the 1934 Act (the Nasdaq Stock Market or such other national securities exchange on which the Common Stock is then listed being referred to herein as the “Principal Market”), and the Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock from the Principal Market, nor has the Company received any notification that the Commission or the Principal Market is contemplating terminating such registration or listing.

(j)                 Authorization of Agreement and any Confirmation. This Agreement and any Terms Agreement have been duly authorized, executed and delivered by each of the Company and the Operating Partnership. Each Confirmation has been duly authorized and, when executed and delivered by the Company (assuming due authorization, execution and delivery by the applicable Forward Purchaser), will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights or remedies generally or by general equitable principles, and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to any indemnification provisions contained therein, except as rights under those provisions may be limited by applicable law or policies underlying such law.

(k)               Authorization and Description of Shares. The Shares have been duly authorized and reserved for issuance and sale pursuant to this Agreement or any Terms Agreement and, when issued and delivered by the Company pursuant to this Agreement or any Terms Agreement against payment of the consideration therefor, will be validly issued and fully paid and non-assessable; the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company; the Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; and no holder of Shares will be subject to personal liability solely by reason of being such a holder. The maximum number of Confirmation Shares that may be issued under any Confirmation has been duly authorized and reserved for issuance and sale pursuant to this Agreement and the relevant Confirmation and, when issued and delivered by the Company pursuant to this Agreement and the relevant Confirmation against payment of the consideration therefor, will be validly issued and fully paid and non-assessable; the issuance of the Confirmation Shares will not be subject to the preemptive or other similar rights of any securityholder of the Company; and no holder of Confirmation Shares will be subject to personal liability solely by reason of being such a holder.

(l)                 Authorization of Units. All issued and outstanding Units have been duly authorized and are validly issued, fully paid and non-assessable, have been offered and sold or exchanged by the Operating Partnership in compliance with applicable laws and, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, are owned by the Company either directly or through wholly-owned subsidiaries, or limited partners of the Operating Partnership. All Units owned by the Company are owned free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(m)             Absence of Defaults and Conflicts. None of the Company, the Operating Partnership or any of their respective subsidiaries is (A) in violation of its charter, bylaws, certificate of limited partnership, partnership agreement or other organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or by which it or any of them may be bound, or to which any of the properties or assets of the Company, the Operating Partnership or any such subsidiary is subject (collectively, “Agreements and Instruments”), except, for such defaults that would not result in a Material Adverse Effect or as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus or (C) to the knowledge of the Company or the Operating Partnership, in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any of their respective subsidiaries or any of their assets, properties or other operations (each, a “Governmental Entity”), except, in the case of this clause (C), for such violations that would not result in a Material Adverse Effect or as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus. The execution, delivery and performance of this Agreement, any Confirmation and of any Terms Agreement and the consummation of the transactions contemplated herein, in any Confirmation or in any Terms Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Company and the Operating Partnership with their respective obligations hereunder, under any Confirmation and under any Terms Agreement: (i) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company, the Operating Partnership or any of their respective subsidiaries pursuant to the Agreements and Instruments (except, in the case of this clause (i), for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect or as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus), (ii) will not result in any violation of the provisions of the charter, bylaws, certificate of limited partnership, partnership agreement or other organizational documents of the Company, the Operating Partnership or any of their respective subsidiaries and (iii) will not result in a violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except, for such violations that would not result in a Material Adverse Effect or as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any of their respective subsidiaries.

(n)               Absence of Labor Dispute. No labor dispute with the employees of the Company, the Operating Partnership or any of their respective subsidiaries exists or, to the knowledge of the Company or the Operating Partnership, is imminent, which would result in a Material Adverse Effect.

(o)               Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any of their respective subsidiaries, which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein).

(p)               Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement which have not been so described and filed or incorporated by reference as required.

(q)               Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations hereunder or under any Terms Agreement, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, any Confirmation or any Terms Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations or state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(r)                Absence of Manipulation. None of the Company, the Operating Partnership or any affiliate of the Company or the Operating Partnership has taken, nor will the Company, the Operating Partnership or any such affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in a violation of Regulation M under the 1934 Act or the stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Shares.

(s)                Possession of Licenses and Permits. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company, the Operating Partnership and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company, the Operating Partnership and their respective subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and none of the Company, the Operating Partnership or any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(t)                 Title to Property. (A) The Company, the Operating Partnership, their respective subsidiaries and any joint venture in which the Company, the Operating Partnership or any of their respective subsidiaries owns an interest (each, a “Related Entity”), as the case may be, have good and marketable fee title or leasehold interest to the portfolio properties (the “Portfolio Properties”) described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned or held as a lessee, as the case may be, by them, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (1) as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or (2) those which would not have a Material Adverse Effect; (B) each of the leases governing the Portfolio Properties is in full force and effect, with such exceptions as would not result in a Material Adverse Effect, and none of the Company, the Operating Partnership, any of their respective subsidiaries or any Related Entity or, to the knowledge of the Company or the Operating Partnership, any lessee of any of the Portfolio Properties is in default under any of such leases and none of the Company, the Operating Partnership or any of their respective subsidiaries knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not result in a Material Adverse Effect; and (C) neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the Portfolio Properties, except in any case where such action or proceeding would not have a Material Adverse Effect.

(u)               Title Insurance. Title insurance in favor of the Company, the Operating Partnership, their respective subsidiaries or any Related Entity has been obtained with respect to each Portfolio Property owned by any such entity in an amount at least equal to (A) the cost of acquisition of such Portfolio Property or (B) the cost of construction of such Portfolio Property (measured at the time of such construction), except where the failure to maintain such title insurance would not have a Material Adverse Effect.

(v)               Mortgages and Deeds of Trust. The mortgages and deeds of trust encumbering the Portfolio Properties and other assets described in the Registration Statement, the General Disclosure Package and the Prospectus (A) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company, the Operating Partnership, any of their respective subsidiaries or any Related Entity, (B) except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, are not cross-defaulted to any indebtedness other than indebtedness of the Company, the Operating Partnership, any of their respective subsidiaries or any Related Entity and (C) are not cross-collateralized to any property not owned by the Company, the Operating Partnership, any of the Subsidiaries or any Related Entity.

(w)             REIT Qualification. Commencing with its taxable year ended December 31, 2010, the Company has been, and upon the sale of the Shares and any Confirmation Shares from time to time as contemplated by this Agreement, any Confirmation or any Terms Agreement, will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and proposed method of operation as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(x)               Tax Treatment of Operating Partnership. Each of the Operating Partnership and any other Subsidiary that is a partnership or a limited liability company has been properly classified either as a partnership or as an entity disregarded as separate from its owner for federal income tax purposes from its formation or has made an election together with the Company to be treated as a taxable REIT subsidiary of the Company.

(y)               Investment Company Act. Neither the Company nor the Operating Partnership is required, or upon the issuance and sale of the Shares as herein contemplated and the application of the Net Proceeds (as defined in Section 2(e)) therefrom and any proceeds received pursuant to any Confirmation on any settlement date pursuant to such Confirmation as described in the Registration Statement, the General Disclosure Package and the Prospectus will be required, to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(z)               Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, the Operating Partnership or any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (B) the Company, the Operating Partnership and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (C) there are no pending or, to the knowledge of the Company or the Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, the Operating Partnership or any of their respective subsidiaries; and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company, the Operating Partnership or any of their respective subsidiaries relating to Hazardous Materials on, in, under or originating from any Portfolio Property or any Environmental Laws.

(aa)            Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, any Confirmation or any Terms Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.

(bb)           Accounting Controls and Disclosure Controls. The Company, the Operating Partnership and their respective subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company, the Operating Partnership and their respective subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(cc)            Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause (C) only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) as of the execution and delivery of this Agreement, any Confirmation and any Terms Agreement, the Company is a “well-known seasoned issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(dd)           Ineligible Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the earliest time after the original effectiveness of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and (C) as of the execution and delivery of this Agreement, any Confirmation and any Terms Agreement (with such time of execution and delivery being used as the determination date for purposes of this clause (C)), the Company neither was nor is an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(ee)            No Commissions. None of the Company, the Operating Partnership or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company, the Operating Partnership or any of their respective subsidiaries or any Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ff)              Actively-Traded Security. Except under circumstances where the Company has provided the Agents and the Forward Purchasers with the notice required pursuant to Section 2(g) hereof, the Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(gg)           Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(hh)           Payment of Taxes. Each of the Company, the Operating Partnership and their respective subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, except in any case in which the failure to so file would not have a Material Adverse Effect, and has paid all material taxes due thereon or otherwise due and payable, except for any tax that is currently being contested in good faith and for which adequate reserves have been provided, and no tax deficiency has been determined or threatened in writing to be determined adversely to any of the Company, the Operating Partnership or any such subsidiary which has had a Material Adverse Effect.

(ii)              Insurance. The Company, the Operating Partnership and their respective subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and, to the knowledge of the Company and the Operating Partnership, all such insurance is in full force and effect. The Company and the Operating Partnership have no reason to believe that they or any of their respective subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a cost that would not result in a Material Adverse Effect. None of the Company, the Operating Partnership or any of their respective subsidiaries has been denied any insurance coverage which it has sought or for which it has

(jj)              Foreign Corrupt Practices Act. None of the Company, the Operating Partnership, their respective subsidiaries or, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Partnership or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in (A) a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, (B) a violation by such persons of the Bribery Act 2010 of the United Kingdom (the “Bribery Act”), (C) the use by such persons of any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (D) the direct or indirect unlawful payment by such persons to any foreign or domestic government official or employee from corporate funds or (E) the making by such persons of a bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and the Operating Partnership and, to their knowledge, their respective affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith

(kk)           Money Laundering Laws. The operations of the Company, the Operating Partnership and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Entity involving the Company, the Operating Partnership or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Operating Partnership, threatened.

(ll)              Sanctions Laws. None of the Company, the Operating Partnership or any of their respective subsidiaries or, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee, affiliate or person acting on behalf of the Company and the Operating Partnership is currently subject to any sanctions administered by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), or is located in any country or territory that is the subject of any Sanction. Neither the Company nor the Operating Partnership will directly or indirectly use the proceeds of the offering and sale of the Shares or any proceeds received pursuant to any Confirmation on any settlement date pursuant to such Confirmation, or lend, contribute or otherwise make available such proceeds to any of their respective subsidiaries, joint venture partner or other person or entity, (A) for the purpose of financing the activities with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (B) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(mm)      Cybersecurity.  (A) To the knowledge of the Company and the Operating Partnership, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company, the Operating Partnership or any of their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company, the Operating Partnership and their respective subsidiaries, and any such data processed or stored by third parties on behalf of the Company, the Operating Partnership and their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) the Company, the Operating Partnership, and their respective subsidiaries have no knowledge of any event or condition that would result in, a security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company, the Operating Partnership and their respective subsidiaries have implemented commercially reasonable controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data; except with respect to clauses (A) and (B), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or with respect to clause (C), where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company, the Operating Partnership and their respective subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Any certificate signed by any officer of the Company or an authorized representative of the Operating Partnership and delivered to the Agents and the Forward Purchasers or to counsel for the Agents and the Forward Purchasers shall be deemed a representation and warranty by such entity or person, as the case may be, to the Agents and the Forward Purchasers as to the matters covered thereby.

Section 2.                Sale and Delivery of Shares.

(a)               (i) Subject to the terms and conditions set forth herein, the Company agrees to issue and sell Primary Shares from time to time to or through any Agent, acting as sales agent on behalf of the Company and/or acting as principal, and such Agent agrees to use its commercially reasonable efforts to sell, as sales agent for the Company such Shares. Sales of the Shares, if any, through any Agent will be made by means of ordinary brokers’ transactions on the Principal Market or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(ii) In addition, subject to the terms and conditions set forth herein and provided that the Company enters into a Confirmation with a Forward Purchaser with respect to a relevant Forward in accordance with Section 2(b) hereof, the Company may, in consultation with the Forward Purchaser and the applicable Agent, instruct such Agent, acting as forward seller on behalf of such Forward Purchaser, to offer and sell the Forward Hedge Shares borrowed from third parties to hedge such Forward Purchaser’s exposure under the Forward, as contemplated by the relevant Forward Instruction Notice (as defined in Section 2(b) hereof).

(b)               The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company, the relevant Agent and the related Forward Purchaser, if applicable, on any trading day (other than a day on which the Principal Market is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”) that the Company has satisfied its obligations under Section 6 hereof and that the Company has instructed such Agent to make such sales. On any Trading Day, the Company may instruct any Agent by telephone (confirmed promptly by email, which confirmation will be promptly acknowledged by the Agent) as to the maximum number of Primary Shares to be sold by such Agent on such day and the minimum price per Primary Share at which such Primary Shares may be sold (subject, in each case, to the limitations specified in Sections 2(d) and (g) hereof). The Company may, in consultation with the Forward Purchaser and the applicable Agent, instruct such Agent, acting as forward seller on behalf of such Forward Purchaser, to offer and sell the Forward Hedge Shares borrowed from third parties to establish a commercially reasonable hedge of such Forward Purchaser’s exposure under the Forward, consistent with the instruction substantially in the form of Annex III hereto (or such other form as the Company, such Agent and the related Forward Purchaser shall agree) (the “Forward Instruction Notice”). Such Forward Instruction Notice shall specify the Forward Hedge Selling Period (as defined below), the number of Forward Hedge Shares to be sold by such Agent over the Forward Hedge Selling Period (the “Designated Forward Hedge Shares”) or the maximum aggregate gross sales price of the Forward Hedge Shares to be sold by such Agent over the Forward Hedge Selling Period (the “Aggregate Maximum Forward Hedge Amount”), the minimum price per share at which Forward Hedge Shares may be sold (the “Minimum Share Price”), the commission such Agent is to receive for selling such Forward Hedge Shares (the “Forward Seller Commission”), the Spread, the time period for any Additional Adjustment, the initial Stock Loan Fee, the maximum Stock Loan Fee, the Maturity Date, the Forward Price Reduction Dates, the corresponding Forward Price Reduction Amounts (as each such term is defined in the relevant Confirmation) and any other desired terms for the relevant Confirmation. Such Agent and/or such Forward Purchaser shall promptly, and in any event prior to the opening of trading on the Trading Day following the Trading Day on which such Forward Instruction Notice was delivered, choose to (A) accept the terms proposed in such Forward Instruction Notice, (B) decline to participate in the proposed Forward or (C) propose amended terms upon which to participate in the proposed Forward; provided, however, that in the case of clause (C), the Company may accept or reject such amended terms in its sole discretion no later than on the Trading Day following the Trading Day on which such Agent and/or such Forward Purchaser proposed amended terms. Promptly upon the acceptance of a Forward Instruction Notice (or its amended terms and in any event prior to the opening of trading on the immediately following Trading Day), the Company and the Forward Purchaser shall enter into a Confirmation substantially in the form of Annex II hereto and consistent with such Forward Instruction Notice.

“Forward Hedge Selling Period” means the period of such number of consecutive Trading Days (as determined by the Company in its sole discretion and specified in the applicable Forward Instruction Notice), beginning on the date specified in such Forward Instruction Notice or, if such date is not a Trading Day, the next Trading Day following such date and ending on the Hedge Completion Date (as defined in the relevant Confirmation); provided, however, that if, prior to the scheduled end of any Forward Hedge Selling Period any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as a “Termination Settlement Date” (as each such term is defined in the relevant Confirmation) under, and pursuant to the provisions of Section 3 of the relevant Confirmation, then the Forward Hedge Selling Period shall, upon the designation of such Termination Settlement Date by such Forward Purchaser, immediately terminate as provided in the relevant Confirmation; and provided, further, that any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement.

(c)               Subject to the terms and conditions hereof, each Agent shall use its commercially reasonable efforts to sell as sales agent all of the Shares so designated by the Company. The Company and the Agents each acknowledge and agree that (A) there can be no assurance that any Agent will be successful in selling the Shares, (B) no Agent will incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required by this Agreement, and (C) no Agent shall be under any obligation to purchase Shares on a principal basis except as otherwise specifically agreed by such Agent and the Company pursuant to a Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(d)               Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and no Agent as sales agent shall be obligated to use its commercially reasonable efforts to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time or (ii) in a number or with an aggregate gross sales price, together with all sales of Shares under this Agreement, in excess of the Maximum Amount or the number or gross sales price, as the case may be, of Shares authorized from time to time to be issued and sold under this Agreement and any Terms Agreement, in each case, by the Company’s board of directors, or a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Principal Market, and in each case notified to the Agents and the Forward Purchasers in writing. In addition, the Company or the relevant Agent may, upon notice to the other relevant parties by telephone (confirmed promptly by email, which confirmation will be promptly acknowledged), suspend the offering of the Shares with respect to which such Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to (i) the Shares sold hereunder or (ii) any Confirmation executed and delivered by the Company and the relevant Forward Purchaser prior to the giving of such notice. Further, the Company agrees that (i) any offer to sell, any solicitation of an offer to buy, or any sales of Shares shall only be effected by or through one Agent on any Trading Day; (ii) it shall in no event request that more than one Agent sell Shares on the same day; and (iii) it shall in no event request that an Agent offer and sell Shares (whether acting as sales agent, forward seller or principal) during any Unwind Period (as defined in the applicable Confirmation). The requirement that only one Agent sell Shares on any Trading Day shall not apply to sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons.

(e)               The gross sales price of any Shares sold pursuant to this Agreement through any Agent acting as sales agent or as forward seller shall be the market price prevailing at the time of sale for shares of the Common Stock sold by such Agent on the Principal Market or otherwise, at prices relating to prevailing market prices or at negotiated prices. The compensation payable to any Agent for sales of Primary Shares with respect to which such Agent acts as sales agent for the Company shall be up to 2.0% of the gross sales price of the Primary Shares sold pursuant to this Agreement. The compensation payable to any Agent for sales of Forward Hedge Shares with respect to which such Agent acts as forward seller shall be reflected in a reduction not to exceed 2.0% from the Initial Forward Price (as defined in the relevant Confirmation). The Company may sell Primary Shares to any Agent as principal at a price agreed upon at the relevant Applicable Time and pursuant to a separate Terms Agreement. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any Governmental Entity in respect of such sales, shall constitute the net proceeds to the Company or the Forward Purchaser, as applicable, for such Shares (the “Net Proceeds”). The relevant Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required with an itemization of such deductions. Notwithstanding the foregoing, in the event the Company engages such Agent for a sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company, and such Agent will agree to compensation that is customary for such Agent with respect to such transactions.

(f)                If acting as sales agent or as forward seller hereunder, the relevant Agent shall provide written confirmation to the Company following the close of trading on the Principal Market each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company or the related Forward Purchaser, the Initial Forward Price as of such day under any Confirmation pursuant to which any Forward Hedge Shares were sold on such day and the aggregate compensation payable by the Company or the related Forward Purchaser to such Agent with respect to such sales.

(g)               Under no circumstances shall the number or aggregate gross sales price, as the case may be, of Shares sold pursuant to this Agreement or any Terms Agreement exceed the Maximum Amount or the number or aggregate gross sales price, as the case may be, of Shares (i) available for issuance under the Prospectus and the then-currently effective Registration Statement or (ii) authorized from time to time to be issued and sold under this Agreement or any Terms Agreement by the Company’s board of directors, or a duly authorized committee thereof or approved for listing on the Principal Market, and in each case referred to in this clause (ii), and notified to the Agents and the Forward Purchasers in writing. In addition, under no circumstances shall (x) any Primary Shares with respect to which any Agent acts as sales agent be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, or a duly authorized committee thereof, and notified to such Agent in writing, and (y) any Forward Hedge Shares with respect to which any Agent acts as forward seller on behalf of the applicable Forward Purchaser be sold at a price lower than the Minimum Share Price.

(h)               If any party believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Shares, it shall promptly notify the other relevant parties, and sales of Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each relevant party; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to any Confirmation executed and delivered by the Company and the relevant Forward Purchaser prior to the giving of such notice.

(i)                 Settlement for sales of Shares pursuant to this Section 2 will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the relevant Agent and Company or the related Forward Purchaser (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through any Agent for settlement on such date shall be delivered by the Company or the Forward Purchaser to such Agent against payment of the Net Proceeds from the sale of such Shares. Settlement for all Shares shall be effected by book-entry delivery of Shares to the relevant Agent’s account at The Depository Trust Company against payments by such Agent of the Net Proceeds from the sale of such Shares in same-day funds delivered to an account designated by the Company or the related Forward Purchaser. If the Company shall default on its obligation to deliver Primary Shares on any Settlement Date, the Company shall (i) indemnify and hold the relevant Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default. If any Agent breaches this Agreement by failing to deliver the applicable Net Proceeds on any Settlement Date for Shares delivered by the Company, such Agent will pay the Company interest based on the effective overnight federal funds rate until such proceeds, together with such interest, have been fully paid.

(j)                 Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of any Shares and, by notice to an Agent given by telephone (confirmed by email), shall cancel any instructions for the offer or sale of any Shares, and such Agent shall not be obligated to offer or sell any Shares, (i) during any period in which such Agent believes that the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(k) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(k)               If the Company wishes to offer, sell or deliver Primary Shares or that an Agent sell Forward Hedge Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agents and the Forward Purchasers (with a copy to counsel for the Agents and the Forward Purchasers) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, (ii) provide the Agents and the Forward Purchasers with the officers’ certificate, accountants’ letters and opinions and letters of counsel called for by Sections 3(i), (j) and (k) hereof, respectively, (iii) afford the Agents and the Forward Purchasers the opportunity to conduct a due diligence review in accordance with Section 3(n) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (ii) of Section 2(j) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, accountants’ letters and opinions and letters of counsel pursuant to this Section 2(k) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 3 hereof and (B) this Section 2(k) shall in no way affect or limit the operation of the provisions of clause (i) of Section 2(i), which shall have independent application.

(l)                 At each Applicable Time, each Settlement Date, each Registration Statement Amendment Date, each Company Earnings Report Date, each Request Date, each Company Periodic Report Date and each date on which Shares are delivered to any Agent pursuant to a Terms Agreement, each of the Company and the Operating Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement; provided, that if such date occurs during a Suspension Period, the Company and the Operating Partnership shall not be deemed to have affirmed such representations and warranties until the next of such dates after the end of the Suspension Period. Any obligation of any Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Company or the related Forward Purchaser shall be subject to the continuing accuracy of the representations and warranties of the Company and the Operating Partnership herein, to the performance by the Company and the Operating Partnership of their respective obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 hereof.

(m)             In connection with entering into any Confirmation, the Company will not acquire any long position (either directly or indirectly, including through an Affiliate or through a derivative transaction) with respect to its Common Stock. For purposes of the foregoing, “Affiliate” means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity. For purposes of this definition, “control” when used with respect to any person or entity means ownership of 50% or more of the voting power or value of such person or entity.

(n)               Notwithstanding anything herein to the contrary, in the event that in the good faith, commercially reasonable judgment of the applicable Forward Purchaser either (i) it or its affiliate is unable to borrow and deliver a number of Forward Hedge Shares equal to the Designated Forward Hedge Shares for sale under this Agreement using commercially reasonable means to establish a commercial reasonable hedge position, as set forth in the relevant Forward Instruction Notice pursuant to Section 2(b) hereof, or (ii) a Stock Borrow Event (as defined in the relevant Confirmation) would occur, then the related Agent, as forward seller, shall be required to offer and sell on behalf of the related Forward Purchaser only the aggregate number of Forward Hedge Shares that such Forward Purchaser or its affiliate is able to so borrow below such cost.

Section 3.                Covenants. The Company and the Operating Partnership, jointly and severally, agree with the Agents and the Forward Purchasers:

(a)               During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares (whether physically or through compliance with Rule 153 or 172 of the 1933 Act Regulations, or in lieu thereof, a notice referred to in Rule 173(a) of the 1933 Act Regulations), (i) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to any Settlement Date without first providing the Agents and the Forward Purchasers a reasonable opportunity to review and comment on such amendment or supplement, and to advise the Agents and the Forward Purchasers, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed, (ii) to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) of the 1933 Act Regulations, (iii) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, (iv) to advise the Agents and the Forward Purchasers, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such order or issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Shares by the Agents, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement). The Company shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) of the 1933 Act Regulations either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b) of the 1933 Act Regulations).

(b)               Promptly from time to time to take such action as the Agents may reasonably request to qualify the Shares for offering and sale under the securities laws of such United States jurisdictions as the Agents may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Shares; provided that in connection therewith neither the Company nor the Operating Partnership shall be required to qualify as a foreign entity, subject itself to taxation or to file a general consent to service of process in any jurisdiction; and to promptly advise the Agents and the Forward Purchasers of the receipt by the Company or the Operating Partnership of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c)               During any period when the delivery of a prospectus is required (whether physically or through compliance with Rule 153 or 172 of the 1933 Act Regulations, or in lieu thereof, a notice referred to in Rule 173(a) of the 1933 Act Regulations) in connection with the offering or sale of Shares, the Company will make available to the Agents and the Forward Purchasers, as soon as practicable after the execution of this Agreement, and thereafter from time to time furnish to the Agents and the Forward Purchasers, copies of the most recent Prospectus in such quantities and at such locations as the Agents and the Forward Purchasers may reasonably request for the purposes contemplated by the 1933 Act. During any period when the delivery of a prospectus is required (whether physically or through compliance with Rule 153 or 172 of the 1933 Act Regulations, or in lieu thereof, a notice referred to in Rule 173(a) of the 1933 Act Regulations) in connection with the offering or sale of Shares, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Agents and the Forward Purchasers and to file such document and to prepare and furnish without charge to the Agents and the Forward Purchasers as many written and electronic copies as the Agents and the Forward Purchasers may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

(d)               To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) of the 1933 Act Regulations), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 of the 1933 Act Regulations).

(e)               To use the Net Proceeds received by it from the sale of the Shares pursuant to this Agreement and any Terms Agreement and any proceeds received pursuant to any Confirmation on any settlement date pursuant to such Confirmation in the manner specified in the General Disclosure Package.

(f)                In connection with the offering and sale of the Shares and any Confirmation Shares, the Company will file with the Principal Market all documents and notices, and make all certifications, required by the Principal Market of companies that have securities that are listed on such Principal Market and will maintain such listing or shall be approved for listing on another national securities exchange.

(g)               To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Company or the Operating Partnership to facilitate the sale or resale of the Shares.

(h)               At each Applicable Time, each Settlement Date, each Registration Statement Amendment Date, each Company Earnings Report Date, each Request Date, each Company Periodic Report Date and each date on which Shares are delivered to any Agent pursuant to a Terms Agreement, the Company and the Operating Partnership shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement, any Confirmation or any Terms Agreement; provided, that if such date occurs during a Suspension Period, the Company and the Operating Partnership shall not be deemed to have affirmed such representations and warranties until the next of such dates after the end of the Suspension Period. In each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Shares were made by or through any Agent under this Agreement or any Terms Agreement (each date on which any such document is filed, and any date on which an amendment to any such document is filed, a “Company Periodic Report Date”), or, to the extent required by applicable law and Commission interpretations thereof, in prospectus supplements to be filed by the Company from time to time, the Company shall set forth with regard to such quarter or such shorter period determined by the Company, as the case may be, the number or aggregate gross sales price, as the case may be, of Shares sold through or to any Agent under this Agreement or any Terms Agreement, the Net Proceeds received by the Company and the compensation paid by the Company to the Agents with respect to sales of Shares pursuant to this Agreement or any Terms Agreement.

(i)                 On or prior to the date that the Shares are first offered pursuant to the terms of this Agreement and each time Shares are delivered to any Agent as principal on a Settlement Date and promptly, and in no more than five Trading Days, after (i) each date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Shares, (2) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 3(h), (3) in connection with the filing of any Current Reports on Form 8-K (other than an Earnings 8-K and any other Current Reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act, unless, in any case, the Company has provided advance notice to the Agents and the Forward Purchasers of the filing of such Form 8-K and the Agents and the Forward Purchasers have waived the requirements of this Section 3(i) and Sections 3(j) and (k)) or (4) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)) (each such date, a “Registration Statement Amendment Date”), (ii) each date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(k) hereof (a “Company Earnings Report Date”), (iii) each Company Periodic Report Date and (iv) each reasonable request by the Agents and the Forward Purchasers (each date of any such request by the Agents and the Forward Purchasers, a “Request Date”)

(each of the date that the Shares are first offered pursuant to the terms of this Agreement, each such Settlement Date where any Agent is acting as principal and each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date and Request Date is hereinafter called a “Representation Date”), the Company and the Operating Partnership will furnish or cause to be furnished to the Agents and the Forward Purchasers (with a copy to counsel for the Agents and the Forward Purchasers) a certificate dated the date of delivery thereof to the Agents and the Forward Purchasers (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of any document under the 1934 Act that is incorporated by reference therein), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in form and substance reasonably satisfactory to the Agents and the Forward Purchasers and their counsel, to the effect that the statements contained in the certificate referred to in Section 6(f) hereof which was last furnished to the Agents and the Forward Purchasers are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 6(f), but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such certificate; provided, however, that the delivery requirements of this Section 3(i) shall not be in effect during a Suspension Period. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(j)                 On or prior to the date that the Shares are first offered pursuant to the terms of this Agreement and each time Shares are delivered to any Agent as principal on a Settlement Date and promptly, and in no more than five Trading Days, after each other Representation Date, the Company will furnish or cause to be furnished to the Agents and the Forward Purchasers (with a copy to counsel for the Agents and the Forward Purchasers) the written opinion and letter of each counsel for the Company (who shall be reasonably acceptable to the Agents and the Forward Purchasers), dated the date of delivery thereof to the Agents and the Forward Purchasers (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of any document under the 1934 Act that is incorporated by reference therein), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in form and substance reasonably satisfactory to the Agents and the Forward Purchasers and their counsel, of the same tenor as the opinions and letters referred to in Sections 6(c) and (d) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents and the Forward Purchasers shall furnish the Agents and the Forward Purchasers (with a copy to counsel for the Agents and the Forward Purchasers) with a letter substantially to the effect that the Agents and the Forward Purchasers may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance); provided, however, that the delivery requirements of this Section 3(j) shall not be in effect during a Suspension Period. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(k)               On or prior to the date that the Shares are first offered pursuant to the terms of this Agreement and each time Shares are delivered to any Agent as principal on a Settlement Date and promptly, and in no more than five Trading Days, after each other Representation Date, the Company will cause each of Ernst & Young LLP, or other independent accountants reasonably satisfactory to the Agents and the Forward Purchasers, to furnish to the Agents and the Forward Purchasers a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agents, the Forward Purchasers and their counsel, of the same tenor as the letter(s) referred to in Section 6(e) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter; provided, however, that the delivery requirements of this Section 3(k) shall not be in effect during a Suspension Period. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(l)                 The Company consents to the Agents and the Forward Purchasers trading in the Common Stock for each of their own accounts and for the account of their respective clients at the same time as sales of Shares occur pursuant to this Agreement or any Terms Agreement.

(m)             If, to the knowledge of the Company, all filings required by Rule 424 of the 1933 Act Regulations in connection with this offering shall not have been made or the representations contained in Section 1(a) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by any Agent the right to refuse to purchase and pay for such Shares.

(n)               The Company and the Operating Partnership will cooperate timely with any reasonable due diligence review conducted by the Agents and the Forward Purchasers or their counsel from time to time in connection with the transactions contemplated hereby, in any Confirmation or in any Terms Agreement, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate officers, during regular business hours and at the Company’s principal offices, as the Agents and the Forward Purchasers may reasonably request.

(o)               Other than during a Suspension Period, neither the Company nor the Operating Partnership will, without (i) giving the Agents and the Forward Purchasers at least one business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Agents suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agents in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 of the 1933 Act Regulations, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Shares to be offered and sold through the Agents pursuant to this Agreement or any Terms Agreement, (ii) Common Stock issued pursuant to the Company’s dividend reinvestment plan, stock purchase plans or employee compensation plans, as the same may be amended or replaced from time to time, (iii) equity incentive awards approved by the board of directors of the Company or the compensation committee thereof or the issuance of Common Stock upon exercise thereof, (iv) warrants offered or issued in exchange for outstanding warrants or Common Stock offered or issued upon exercise or exchange of any such warrants, (v) Confirmation Shares issued in connection with any Confirmation or (vi) sales or offers of shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock in private placement transactions to sellers relating to acquisition of real property or interests therein, including mortgage or leasehold interests, or in conjunction with any joint venture transaction, made to any seller of such real property or such joint venture interest (and the filing of any prospectus supplement related to the resale of such shares of Common Stock as may be required by such seller).

(p)               If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Agents and the Forward Purchasers. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agents and the Forward Purchasers, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(q)               The Company will use its best efforts to continue to meet the requirements for qualification as a REIT under the Code for each of its taxable years for so long as its board of directors deems it in the best interests of the Company to remain so qualified.

(r)                The Company may notify the relevant Agent and the related Forward Purchaser, if applicable, by telephone (confirmed promptly by e-mail), or by such other method as the Company, such Agent and such Forward Purchaser, if applicable, shall mutually agree in writing, at any time until 5:00 p.m., New York City time, on the second business day preceding any Representation Date that it does not intend for Shares to be sold under this Agreement for the period commencing on such Representation Date and continuing until the second Trading Day after the earlier of (i) the date the Company instructs such Agent to sell Shares under this Agreement and (ii) the date the Company notifies such Agent and such Forward Purchaser, if applicable, that it is revoking its prior notice to such Agent and such Forward Purchaser, if applicable, that it does not intend for Shares to be sold under this Agreement (a “Suspension Period”). If the Company shall have provided such notice, the requirements to provide certificates pursuant to Section 3(i) hereunder, legal opinions pursuant to Section 3(j) hereunder, and letters from independent accountants pursuant to Section 3(k) hereunder shall be waived during such Suspension Period. Notwithstanding the foregoing, during a Suspension Period or subsequent to the completion of a Suspension Period, as applicable, no Agent shall be obligated to sell any Shares pursuant to the Company’s instruction until all documents required by each such applicable section of this Agreement shall have been provided to such Agent and such Forward Purchaser, if applicable, and the Company shall have provided such Agent and such Forward Purchaser, if applicable, with customary due diligence update.

(s)                The Company agrees to reserve and keep available at all times, free of preemptive rights, out of the authorized but unissued Common Stock, two times the Initial Base Amount (as defined in each relevant Confirmation), subject to adjustment in any such relevant Confirmation and solely for the purpose of enabling the Company to satisfy its obligations under this Agreement and any Confirmation.

Section 4.                Free Writing Prospectus.

(a)               (i) The Company represents and agrees that, without the prior consent of the Agents and the Forward Purchasers, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the 1933 Act Regulations; and (ii) each Agent represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission.

(b)               The Company has complied and will comply with the requirements of Rule 433 of the 1933 Act Regulations applicable to any Issuer Free Writing Prospectus (including any free writing prospectus identified in Section 4(a) hereof), including timely filing with the Commission or retention where required and legending.

Section 5.                Payment of Expenses. The Company and the Operating Partnership, jointly and severally, covenant and agree with the Agents and the Forward Purchasers that they will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivery of copies thereof to the Agents and the Forward Purchasers; (ii) the cost of printing or producing this Agreement, any Confirmation and any Terms Agreement, any blue sky and legal investment memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares and any Confirmation Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(b) hereof, including the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers in connection with such qualification and in connection with any blue sky and legal investment memoranda; (iv) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers in connection with, any required review by FINRA of the terms of the sale of the Shares; (v) all fees and expenses in connection with listing the Shares and any Confirmation Shares on the Principal Market; (vi) the cost of preparing the Shares and any Confirmation Shares; (vii) the costs and charges of any transfer agent or registrar or any dividend distribution agent; and (viii) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section 5; and (ix) if Shares having an aggregate offering price of $25,000,000 or more have not been offered and sold under this Agreement by February 20, 2022 (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse the Agents and the Forward Purchasers for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel incurred by the Agents and the Forward Purchasers in connection with the transactions contemplated by this Agreement (the “Expenses”); provided, however, that the Expenses shall not exceed an aggregate under this Agreement of $150,000. Any Expenses shall be due and payable by the Company within five business days of the Determination Date. It is understood, however, that, except as provided in this Section 5, and Section 7 hereof, each Agent will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make. The Agents and the Forward Purchasers shall be solely responsible for allocating any reimbursement received pursuant to this Section 5 among themselves.

Section 6.                Conditions of Agents’ Obligation. The obligations of the Agents hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and the Operating Partnership herein or in certificates of any officer of the Company or authorized representative of the Operating Partnership delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Agreement, the date of any Confirmation, the date of any executed Terms Agreement and as of each Representation Date, Applicable Time and Settlement Date, to the condition that the Company and the Operating Partnership shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)               The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations on or prior to February 20, 2020 and in accordance with Section 3(a) hereof, any other material required to be filed by the Company pursuant to Rule 433(d) of the 1933 Act Regulations shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agents and the Forward Purchasers.

(b)               On every date specified in Section 3(j) hereof (including, without limitation, on every Request Date), Sidley Austin LLP, counsel for the Agents and the Forward Purchasers, shall have furnished to the Agents and the Forward Purchasers such written opinion or opinions, dated as of such date, with respect to such matters as the Agents and the Forward Purchasers may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In giving its opinion, Sidley Austin LLP may rely as to matters involving the laws of the State of Maryland upon the opinion of Venable LLP or such other counsel reasonably satisfactory to the Agents and the Forward Purchasers.

(c)               On every date specified in Section 3(j) hereof (including, without limitation, on every Request Date), Clifford Chance US LLP, counsel for the Company, shall have furnished to the Agents and the Forward Purchasers written opinion(s) and letter(s), dated as of such date, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers.

(d)               On every date specified in Section 3(j) hereof (including, without limitation, on every Request Date), Venable LLP, as Maryland counsel for the Company, shall have furnished to the Agents and the Forward Purchasers written opinion or opinions, dated as of such date, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers.

(e)               At the dates specified in Section 3(k) hereof (including, without limitation, on every Request Date), each of the independent accountants who have certified the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus shall have furnished to the Agents and the Forward Purchasers a letter or letters dated as of the date of delivery thereof and addressed to the Agents and the Forward Purchasers in form and substance reasonably satisfactory to the Agents and the Forward Purchasers their counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)                (i) On or prior to the date that the Shares are first offered pursuant to the terms of this Agreement and on such other dates as reasonably requested by the Agents and the Forward Purchasers, the Company will furnish or cause to be furnished promptly to the Agents and the Forward Purchasers a certificate of an executive officer in a form satisfactory to the Agents and the Forward Purchasers stating the minimum gross sales price per share for the sale of such Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, the maximum gross proceeds from such sales, as authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and the number of Shares and any Confirmation Shares that have been approved for listing on the Principal Market or, in connection with any amendment, revision or modification of such minimum price or maximum Share number or amount, a new certificate with respect thereto and (ii) on each date specified in Section 3(i) (including, without limitation, on every Request Date), the Agents and the Forward Purchasers shall have received a certificate of executive officers of the Company and the Operating Partnership, one of whom shall be the Chief Executive Officer, Executive Chairman, Chief Financial Officer, Chief Accounting Officer, Treasurer, or Executive Vice President in the area of capital markets and investments, dated as of the date thereof, to the effect that (A) there has been no Material Adverse Effect since the date as of which information is given in the Prospectus as then amended or supplemented, (B) the representations and warranties of the Company and the Operating Partnership contained herein are true and correct as of such date and (C) the Company and the Operating Partnership have complied with all of the agreements entered into in connection with the transactions contemplated herein, in any Confirmation and in any Terms Agreement and satisfied all conditions on their part to be performed or satisfied.

(g)               Since the date of the latest audited financial statements then included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, no Material Adverse Effect shall have occurred.

(h)               The Company shall have complied with the provisions of Section 3(c) hereof with respect to the timely furnishing of prospectuses.

(i)                 On such dates as reasonably requested by the Agents and the Forward Purchasers, the Company shall have conducted due diligence sessions, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers.

(j)                 All filings with the Commission required by Rule 424 of the 1933 Act Regulations to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)) of the 1933 Act Regulations. The Company shall have paid the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b) of the 1933 Act Regulations).

(k)               The Shares and the maximum number of Confirmation Shares issuable under any Confirmation shall have received approval for listing on the Principal Market prior to the first Settlement Date.

(l)                 Counsel for the Agents and the Forward Purchasers shall have been furnished with such documents and opinions as they may reasonably require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein, in any applicable Confirmation or in any applicable Terms Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein or in any applicable Terms Agreement and in connection with the other transactions contemplated by this Agreement, any Confirmation or any such Terms Agreement shall be reasonably satisfactory in form and substance to the Agents and the Forward Purchasers and counsel for the Agents and the Forward Purchasers.

Section 7.                Indemnification.

(a)               The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Agents and the Forward Purchasers against any losses, claims, damages or liabilities, joint or several, to which the Agents and the Forward Purchasers may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the 1933 Act Regulations, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Base Prospectus, Prospectus Supplement or the Prospectus in light of the circumstances under which they are made), not misleading, and will reimburse the Agents and the Forward Purchasers for any legal or other expenses reasonably incurred by the Agents and the Forward Purchasers in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor the Operating Partnership shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by or on behalf of the Agents and the Forward Purchasers expressly for use therein.

(b)               Each of the Agents and the Forward Purchasers, severally and not jointly, agrees to indemnify and hold harmless the Company and the Operating Partnership against any losses, claims, damages or liabilities to which they may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Base Prospectus, the Prospectus Supplement or the Prospectus in light of the circumstances under which they are made), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Agent or such Forward Purchaser; and will reimburse the Company and the Operating Partnership for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)               Promptly after receipt by an indemnified party under Section 7(a) or Section 7(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except and then only to the extent such indemnifying party is materially prejudiced thereby (through the forfeiture of substantive rights and defenses). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel for the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable out-of-pocket costs of investigation. No indemnifying party shall, without the written consent of the indemnified party (not to be unreasonably withheld or delayed), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)               If the indemnification provided for in this Section 7 is unavailable to hold harmless an indemnified party under Section 7(a) or Section 7(b) hereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, and the Agents and the Forward Purchasers from the offering of the Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership and the Agents

and the Forward Purchasers in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership and the Agents and the Forward Purchasers shall be deemed to be (i) in the case of the Company and the Operating Partnership, the total net proceeds from the offering (which shall be deemed to include the proceeds that would be received by the Company upon physical settlement of any Confirmation assuming that the aggregate amount payable by the relevant Forward Purchaser under such Confirmation is equal to the aggregate amount of the net proceeds realized upon the sale of the Shares) (before deducting expenses) received by the Company, (ii) in the case of the applicable Agents, the total commissions received by such Agents, and (iii) in the case of the applicable Forward Purchasers, the aggregate net Spread (net of any related hedging and other costs) received by such Forward Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or the Agents or the Forward Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)               The obligations of the Company and the Operating Partnership under this Section 7 shall be in addition to any liability which the Company and the Operating Partnership may otherwise have and shall extend, upon the same terms and conditions, to the directors and officers of the Agents and the Forward Purchasers and to each person, if any, who controls the Agents and the Forward Purchasers within the meaning of the 1933 Act and each affiliate of the Agents and the Forward Purchasers; and the obligations of the Agents and the Forward Purchasers under this Section 7 shall be in addition to any liability which the Agents and the Forward Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or the Operating Partnership within the meaning of the 1933 Act.

Section 8.                Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Operating Partnership and the Agents, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any Forward Purchaser or any controlling person of such Agent or such Forward Purchaser, or the Company or the Operating Partnership, or any officer or director of the Company or controlling person of the Company or the Operating Partnership, and shall survive delivery of and payment for the Shares.

Section 9.                No Advisory or Fiduciary Relationship. The Company and the Operating Partnership each acknowledge and agree that (i) the Agents and the Forward Purchasers are each acting solely in the capacity of an arm’s-length contractual counterparty to the Company and the Operating Partnership with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering); (ii) the Agents and the Forward Purchasers have not assumed an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agents and the Forward Purchasers have advised or are currently advising the Company or the Operating Partnership on other matters) or any other obligation to the Company or the Operating Partnership except the obligations expressly set forth in this Agreement; and (iii) the Company and the Operating Partnership have consulted their own legal and financial advisors to the extent they deemed appropriate. Each of the Company and the Operating Partnership agrees that it will not claim that the Agents and the Forward Purchasers have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Operating Partnership, in connection with such transaction or the process leading thereto.

Section 10.            Termination.

(a)               The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement with respect to any Agent or any Forward Purchaser in the Company’s sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through any Agent for the Company or with respect to any pending sale to any Agent pursuant to a Term Agreement or any offering or resale of any Shares purchased or to be purchased by any Agent pursuant to a Terms Agreement, the obligations of the Company, including in respect of compensation of such Agent, shall remain in full force and effect notwithstanding such termination; (ii) if a Pricing Supplement (as defined in the relevant Confirmation) has not been executed and delivered on or prior to such date, then the provisions of this Agreement as they relate to the applicable Confirmation shall survive such termination until such time as such Pricing Supplement has been executed and delivered pursuant to such Confirmation; and (iii) the provisions of Section 1, Section 5, Section 7, Section 8, Section 13, Section 15 and Section 16 hereof shall remain in full force and effect notwithstanding such termination.

(b)               The Agents and the Forward Purchasers shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement with respect to themselves in their respective sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 1, Section 5, Section 7, Section 8, Section 13, Section 15 and Section 16 hereof shall remain in full force and effect notwithstanding such termination.

(c)               This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or Section 10(b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this Section 10(c) shall in all cases be deemed to provide that Section 1, Section 5, Section 7, Section 8 and Section 13 hereof shall remain in full force and effect.

(d)               Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents and the Forward Purchasers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(h) hereof.

(e)               In the case of any purchase by any Agent pursuant to a Terms Agreement, such Agent may terminate such Terms Agreement at any time at or prior to the Settlement Date (i) if there has been, in the judgment of such Agent, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Principal Market, or if trading generally on the New York Stock Exchange, the NYSE Amex Equities or the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other Governmental Entity, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) if a banking moratorium has been declared by either federal or New York authorities.

Section 11.            Notices. All statements, requests, notices and agreements hereunder shall be in writing, and

(a)               if to the Agents shall be delivered or sent by mail, facsimile transmission or electronic mail to:

BTIG, LLC 65 East 55th Street New York, New York 10022 Attention: ATM Trading Desk Email: BTIGUSATMTrading@btig.com

BMO Capital Markets Corp.

3 Times Square, 25th Floor

New York, New York 10036

Attention: Equity Capital Markets desk

Facsimile: (212) 702-1205

Email: eric.benedict@bmo.com

With a copy to:

Attention: Legal Department

BofA Securities, Inc. One Bryant Park New York, New York 10036 Attention: ATM Execution Team Email: dg.atm_execution@bofa.com

Capital One Securities, Inc.
201 St. Charles Street, Suite 1830

New Orleans, Louisiana 70170

Attention: Gabrielle Halprin

Facsimile: (212) 916-2556

Email: Gabrielle.Halprin@capitalone.com

With copies to:

Attention: Sean Benoit

Email: Sean.Benoit@capitalone.com

And

Capital One Securities, Inc.

299 Park Avenue, 31st Floor, New York,
New York 10171

Attention: Phil Winiecki

Email: Phil.Winiecki@capitalone.com

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013 Attention: General Counsel Facsimile: (646) 291-1469
Jefferies LLC 520 Madison Avenue New York, New York 10022 Attention: General Counsel

J.P. Morgan Securities LLC 383 Madison Avenue, 6th Floor New York, New York 10179 Attention: Stephanie Little Facsimile: (312) 300-7716 Email: stephanie.y.little@jpmorgan.com

KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor

Cleveland, Ohio 44114

Attention: Equity Syndicate Desk

Facsimile: (216) 357-6698

Email: phodermarsky@key.com;

dgruber@keybanccm.com;

michael.c.jones@key.com;

john.salisbury@key.com

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: Jeff Fordham, Jeanna Bryan,

Omar De La Rosa, Sean Wolf and Davis Paris

Facsimile: (727) 567-8058

Email: jeff.fordham@raymondjames.com;

Jeanna.bryan@raymondjames.com;

omar.delarosa@raymondjames.com;

sean.wolf@raymondjames.com;

david.paris@RaymondJames.com

Regions Securities LLC 615 South College Street, Suite 600, Charlotte, North Carolina 28202 Attention: Brit Stephens Facsimile: (704) 375-8099 Email: brit.stephens@regions.com
Robert W. Baird & Co. Incorporated 777 E. Wisconsin Avenue Milwaukee, Wisconsin 53202 Attention: Syndicate Department Facsimile: (414) 298-7474 With a copy to: Attention: Legal Department

Wells Fargo Securities, LLC
500 West 33rd Street

New York, New York 10001

Attention: Equity Syndicate Department

Facsimile: (212) 214-5918

Email: mhorgan@eastdilsecured.com;

chris.flouhouse@wellsfargo.com;

rohit.mehta2@wellsfargo.com;

Jennifer.lynch@wellsfargo.com

(b)               if to the Forward Purchasers shall be delivered or sent by mail, facsimile transmission or electronic mail to:

Bank of Montreal

55 Bloor Street West, 18th Floor

Toronto, Ontario M4W 1A5 Canada

Attention: Manager, Derivatives Operations

Facsimile: (416) 562-7904

With copies to:

Bank of Montreal

100 King Street West, 20th Floor

Toronto, Ontario M5X 1A1 Canada

Attention: Associate General Counsel & Managing
Director, Derivatives Legal Group

Facsimile: (416) 956-2318

And

BMO Capital Markets Corp.

3 Times Square 25th Floor

New York, New York 10036

Attention: Brian Riley

Bank of America, N.A. One Bryant Park New York, New York 10036 Attention: Rohan Handa Email: rohan.handa@baml.com With a copy to: Attention: Robert Stewart Email: rstewart4@bofa.com

Citibank, N.A. 390 Greenwich Street, 6th Floor New York, New York 10013 Attention: Dustin Sheppard Facsimile: (212) 723-5770 Email: dustin.c.cheppard@citi.com

Jefferies LLC
520 Madison Avenue
New York, New York 10022

Attention: Colyer Curtis and Tim O’Connor

Email: ccurtis@jefferies.com;
tim.oconnor@jefferies.com;

With copies to :

Attention: Sonia Han Levovitz and Dawn Pieper

Email: shan@jefferies.com; dpiepier@jefferies.com

JPMorgan Chase Bank, National Association

383 Madison Avenue

New York, New York 10179

Attention: EDG Marketing Support

Email: edg_notices@jpmorgan.com,
edg_ny_corporate_sales_support@jpmorgan.com

With a copy to:

Attention: Stephanie Little

Facsimile: (312) 3007716

Email: Stephanie.y.little@jpmorgan.com

KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor

Cleveland, Ohio 44114

Attention: Equity Syndicate Desk

Facsimile: (216) 357-6698

Email: phodermarsky@key.com;
dgruber@keybanccm.com;
michael.c.jones@key.com; john.salisbury@key.com

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: Jeff Fordham, Jeanna Bryan, Omar De La
Rosa, Sean Wolf and David Paris

Facsimile: (727) 567-8058

Email: jeff.fordham@raymondjames.com;
Jeanna.bryan@raymondjames.com;

omar.delarosa@raymondjames.com;
sean.wolf@raymondjames.com;
david.paris@raymondjames.com

Wells Fargo Bank, National Association
500 West 33rd Street
New York, New York 10001

Attention: Structuring Services Group

Facsimile: (212) 214-5913

With a copy to:

CorporateDerivatetiveNotifications@wellsfargo.com

(c)               if to the Company or the Operating Partnership shall be delivered or sent by mail, facsimile transmission or electronic mail to:

Retail Opportunity Investments Corp. 11250 El Camino Real, Suite 200 San Diego, California 92130 Facsimile: (858) 408-3668 Attention: Stuart A. Tanz and Michael B. Haines Email: mhaines@roireit.net

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

Section 12.            Parties. This Agreement shall be binding upon, and inure solely to the benefit of, the Agents, the Forward Purchasers, the Company and the Operating Partnership and, to the extent provided in Section 7 and Section 8 hereof, the officers and directors of the Company, the Agents, the Forward Purchasers and each person who controls the Company, the Operating Partnership, the Agents or the Forward Purchasers, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of Shares through any Agent shall be deemed a successor or assign by reason merely of such purchase.

Section 13.            Recognition of the U.S. Special Resolution Regimes.

(a)               In the event that any Agent or any Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent or such Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)               In the event that any Agent or any Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent or such Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent or such Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States

(c)               For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 14.            Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

Section 15.            Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or any Terms Agreement or any transactions contemplated hereby or thereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Company and the Operating Partnership consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Company and the Operating Partnership waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement, any Confirmation or any Terms Agreement. Each of the Company and the Operating Partnership agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction it is or may be subject, by suit upon such judgment.

Section 16.            Governing Law. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

Section 17.            Counterparts. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement and any Terms Agreement may be delivered by any party by facsimile or other electronic transmission.

Section 18.            Severability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement or any Terms Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof or thereof, as the case may be. If any section, paragraph or provision of this Agreement or any Terms Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Signature page follows]

RETAIL OPPORTUNITY INVESTMENTS CORP. By: /s/ Michael B. Haines Name: Michael B. Haines Title: Chief Financial Officer
Retail Opportunity Investments Partnership, LP By: Retail Opportunity Investments GP, LLC, its general partner By: Retail Opportunity Investments Corp., its sole member
By: /s/ Michael B. Haines Name: Michael B. Haines Title: Chief Financial Officer

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

BTIG, LLC By: /s/ Joseph Passaro Name: Joseph Passaro Title: Managing Director
As Agent

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

BMO Capital Markets Corp. By: /s/ Nick Stamou Name: Nick Stamou Title: Director, Derivatives Operations	Bank of Montreal By: /s/ Andrew Henderson Name: Andrew Henderson Title: Director, Derivatives Operations
As Agent	As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

BofA Securities, Inc. By: /s/ William Conkling Name: William Conkling Title: Managing Director Investment Banking	Bank of America, N.A By: /s/ Jake Mendelsohn Name: Jake Mendelsohn Title: Managing Director
As Agent	As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

Capital One Securities, Inc. By: /s/ Greg Steele Name: Greg Steele Title: Managing Director
As Agent

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

Citigroup Global Markets Inc. By: /s/ Joao Sousa Name: Joao Sousa Title: VP	Citibank, N.A. By: /s/ James Heathcote Name: James Heathcote Title: Authorized Signatory
As Agent	As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

Jefferies LLC By: /s/ Joshua G. Fuller Name: Joshua G. Fuller Title: Managing Director	Jefferies LLC By: /s/ Joshua G. Fuller Name: Joshua G. Fuller Title: Managing Director
As Agent	As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

J.P. Morgan Securities LLC By: /s/ Stephanie Little Name: Stephanie Little Title: Executive Director	JPMorgan Chase Bank, National Association By: /s/ Stephanie Little Name: Stephanie Little Title: Executive Director
As Agent	As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

KeyBanc Capital Markets Inc. By: /s/ Paul Hodermarsky Name: Paul Hodermarsky Title: Managing Director	KeyBanc Capital Markets Inc. By: /s/ Paul Hodermarsky Name: Paul Hodermarsky Title: Managing Director
As Agent	As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

Raymond James & Associates, Inc. By: /s/ Jamie Graff Name: Jamie Graff Title: Managing Director & Co-Head of Real Estate Investment Banking	Raymond James & Associates, Inc. By: /s/ Jamie Graff Name: Jamie Graff Title: Managing Director & Co-Head of Real Estate Investment Banking
As Agent	As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

Regions Securities LLC By: /s/ Brit Stephens Name: Brit Stephens Title: Managing Director
As Agent

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

Robert W. Baird & Co. Incorporated By: /s/ Sandy Walter Name: Sandy Walter Title: Director
As Agent

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

Wells Fargo Securities, LLC By: /s/ Elizabeth Alvarez Name: Elizabeth Alvarez Title: Managing Director	Wells Fargo bank, national association By: /s/ Thomas Yates Name: Thomas Yates Title: Managing Director
As Agent	As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Sales Agreement]

Schedule 1
SIGNIFICANT SUBSIDIARIES

Retail Opportunity Investments Partnership, LP
Retail Opportunity Investments GP, LLC
ROIC Washington, LLC
ROIC Oregon, LLC
ROIC California, LLC
ROIC Crossroads GP, LLC
ROIC Crossroads LP, LLC
Terranomics Crossroads Associates, LP

Schedule I - 1

Annex I

Retail Opportunity Investments Corp.

Common Stock

($0.0001 par value per share)

TERMS AGREEMENT

[Agent]

Ladies and Gentlemen:

Retail Opportunity Investments Corp., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Sales Agreement, dated February 20, 2020 (the “Sales Agreement”), among the Company, Retail Opportunity Investments Partnership, LP (the “Operating Partnership”), [*] (the “Agent”) and the other parties named therein, to issue and sell to the Agent the securities specified in the Schedule hereto (the “Purchased Securities”). Capitalized terms used herein and not defined have the respective meanings ascribed thereto in the Sales Agreement.

Each of the provisions of the Sales Agreement not specifically related to the solicitation by the Agent, as agent of the Company or as forward seller, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement and the Applicable Time, except that each representation and warranty in Section 1 of the Sales Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Sales Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement and the Settlement Date in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Operating Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agent, the Company and the Operating Partnership in accordance with its terms.

THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Annex I - 1

RETAIL OPPORTUNITY INVESTMENTS CORP.

By:
Name: Michael B. Haines
Title: Chief Financial Officer

Retail Opportunity Investments Partnership, LP

By: Retail Opportunity Investments GP, LLC,
its general partner

By: Retail Opportunity Investments Corp.,
its sole member

By:
Name: Michael B. Haines
Title: Chief Financial Officer

Accepted as of the date hereof:

[AGENT]

By:
Name:
Title:

Annex I - 2

Annex II

FORM OF CONFIRMATION

FORM OF REGISTERED FORWARD CONFIRMATION

Date:	[•], 20[•]

To:	Retail Opportunity Investments Corp.
11250 El Camino Real, Suite 200
San Diego, California 92130
Attention: Stuart A. Tanz and Michael B. Haines

From:	[DEALER NAME AND NOTICE INFORMATION]

Re:         Registered Forward Transaction

Ladies and Gentlemen:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.	The definitions and provisions contained in the 2006 ISDA Definitions (the “2006 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2006 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation.

Each party further agrees that this Confirmation, the Pricing Supplement (as defined below) delivered hereunder and the Agreement (as defined below) together evidence a complete binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Confirmation, together with any other Confirmations for registered forward transactions entered into between Party A and Party B in connection with the Sales Agreement (as defined below) (each, an “Additional Confirmation”) shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed an agreement in such form on the Trade Date. In the event of any inconsistency between the Agreement, this Confirmation, the Pricing Supplement, the 2006 Definitions and the 2002 Definitions, the following will prevail for purposes of the Transaction in the order of precedence indicated: (i) the Pricing Supplement, (ii) this Confirmation, (iii) the 2002 Definitions, (iv) the 2006 Definitions and (v) the Agreement. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”) shall be governed by the Agreement. For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction. For the avoidance of doubt, if there exists any ISDA Master Agreement between Party A and Party B or any confirmation or other agreement between Party A and Party B pursuant to which an ISDA Master Agreement is deemed to exist between Party A and Party B, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Party A and Party B are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement, and the occurrence of any Event of Default or Termination Event under the Agreement with respect to either party or the Transaction shall not, by itself, give rise to any right or obligation under any such other agreement or deemed agreement.

Annex II - 1

Party A and Party B each represent to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Party A:	[DEALER NAME]

Party B:	Retail Opportunity Investments Corp.

Trade Date:	[•], 20[•]

Effective Date:	The first day occurring on or after the Trade Date on which Shares that are sold through [AGENT NAME], acting as forward seller for Party A (in such capacity, the “Agent”) pursuant to the Sales Agreement, dated February 20, 2020 between Party A, Party B, the Agent and the other parties thereto (the “Sales Agreement”), settle.

Base Amount:	The specified aggregate number of Shares to be sold through the Agent during the period from and including the Trade Date through and including the Hedge Completion Date, as set forth in the Forward Instruction Notice (as defined in the Sales Agreement); provided, however, that if Party A (or an affiliate thereof) is unable to establish a commercially reasonable hedge in the number of Shares specified in the Forward Instruction Notice using commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, pursuant to Section 2(b) and Section 2(n), respectively, of the Sales Agreement, then the Base Amount shall be reduced to reflect any reduction in the aggregate number of Shares actually borrowed by Party A (or an affiliate thereof) and sold by the Agent; provided further that on each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:	The earlier of: (i) [DATE][2] (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day) and (ii) the date on which the Base Amount is reduced to zero.

____________________________

2 Insert Maturity Date specified by Party B in the Forward Instruction Notice (as defined in the Sales Agreement).

Annex II - 2

Hedge Completion Date:	The earliest of: (i) the date specified in writing as the Hedge Completion Date by Party B, (ii) any Settlement Date and (iii) [DATE]. Promptly after the Hedge Completion Date, Party A will furnish Party B with a pricing supplement (the “Pricing Supplement”) in substantially the form of Annex B hereto specifying the Hedge Completion Date, the Base Amount as of the Hedge Completion Date (the “Initial Base Amount”), the Initial Forward Price and the Maturity Date, all determined in accordance with the terms hereof.

Forward Price:	On the Hedge Completion Date, the Initial Forward Price, and on any other day, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	[•]%[3] of the volume weighted average price at which the Shares are sold through the Agent in a commercially reasonable manner that reflects prevailing market prices pursuant to the Sales Agreement during the period from and including the Trade Date through and including the Hedge Completion Date, adjusted by the Calculation Agent in a commercially reasonable manner to (i) reflect on each day during such period the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day and (ii) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring on or before the Hedge Completion Date.

Daily Rate:	For any day, a rate equal to (i)(A) the Overnight Bank Rate for such day, minus (B) the Spread, divided by (ii) 365.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight Bank Funding Rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

_______________________

3 Insert percentage equal to 100 minus the agreed upon Forward Seller Commission (which shall not exceed 2%, unless otherwise agreed in the case of a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act), as specified by Party B in the Forward Instruction Notice.

Annex II - 3

Spread:	[•][4] basis points.

Prepayment:	Not Applicable.

Variable Obligation:	Not Applicable.

Forward Price Reduction Date:	Each date (other than the Trade Date) set forth on Schedule I under the heading “Forward Price Reduction Date.”

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Shares:	Common stock, USD 0.0001 par value per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “ROIC”).

Exchange:	Nasdaq.

Related Exchange(s):	All Exchanges.

_______________________________

4 Insert Spread specified by Party B in the Forward Instruction Notice.

Annex II - 4

Clearance System:	DTC.

Calculation Agent:	Party A. Whenever the Calculation Agent is required to act or to exercise judgment in any way with respect to any Transaction hereunder, it will do so in a good faith, a commercially reasonable manner, and by reference to the effect on Party A’s hedge position, assuming that Party A maintains a commercially reasonable hedge position at the time of the event.

Following any determination, adjustment or calculation hereunder by the Calculation Agent, the Calculation Agent will upon written request by Party B promptly following (and, in any event, within five Exchange Business Days of) such request, provide to Party B a report (in a commonly used file format for the storage and manipulation of financial data but without disclosing Party A’s confidential or proprietary models or other information that may be confidential, proprietary or subject to contractual, legal or regulatory obligations to not disclose such information) displaying in reasonable detail the basis for such determination, adjustment or calculation, as the case may be.

Following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Party A is the sole Defaulting Party, Party B shall have the right to designate an independent, nationally recognized equity derivatives dealer to replace Party A as Calculation Agent, and the parties hereto shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent.
Settlement Terms:

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A at least (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) 30 Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (x) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero and (y) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its commercially reasonable hedge in a commercially reasonable manner during an Unwind Period by a date that is more than two Scheduled Trading Days prior to a Settlement Date specified above, Party A may, by written notice to Party B, no fewer than two Scheduled Trading Days prior thereto, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date.

Annex II - 5

Settlement Shares:	With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that the Settlement Shares so designated shall, in the case of a designation by Party B, be at least equal to the lesser of 100,000 and the Base Amount at that time; provided further that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date.

Settlement:	Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable to unwind its hedge by the end of the Unwind Period (a) in a manner that, in the good faith, reasonable judgment of Party A based on the advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act (as if such requirements were applicable to purchases by Party A in connection with its unwind activity hereunder and under any Additional Transaction) or (b) due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”) or (iv) if the Maturity Date is a Settlement Date other than as the result of a valid Settlement Notice in respect of such Settlement Date; provided, further, that, if Physical Settlement applies under clause (ii) immediately above, Party A shall provide written notice to Party B at least two Scheduled Trading Days prior to the applicable Settlement Date.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the form set forth in clause (a) under the heading “Representations, Warranties and Agreements of Party B”.

Annex II - 6

Unwind Period:	Each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day); subject to “Termination Settlement” below.

Suspension Day:	Any Exchange Business Day on which Party A determines, in its good faith, commercially reasonable judgment, based on the advice of counsel, that Cash Settlement or Net Share Settlement may violate applicable securities laws. Party A shall notify Party B if it receives such advice from its counsel.

Market Disruption Event:	Section 6.3(a) of the 2002 Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case, that the Calculation Agent determines is material.”

Early Closure:	Section 6.3(d) of the 2002 Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event as determined by Party A, in its reasonable discretion based on the advice of counsel, that makes it appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures for Party A to refrain from or decrease any market activity in connection with the Transaction. Subject to applicable legal requirements and Party A’s internal policies and guidelines, Party A shall promptly notify Party B upon the occurrence of a Regulatory Disruption and shall subsequently promptly notify Party B on the day Party A believes that the circumstances giving rise to such Regulatory Disruption have changed. Party A shall make its determination of a Regulatory Disruption in a manner consistent with the determinations made with respect to other issuers under similar facts and circumstances.

Annex II - 7

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Securities Act:	The Securities Act of 1933, as amended from time to time.

Physical Settlement:	On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:	For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:	For any Settlement Date in respect of which Cash Settlement applies, an amount determined by the Calculation Agent equal to:
(a) (i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus a commercially reasonable commission that shall not exceed USD 0.02, minus (B) the weighted average price (the “Unwind Purchase Price”) at which Party A purchases Shares in a commercially reasonable manner at prevailing market prices during the Unwind Period to unwind its commercially reasonable hedge with respect to the portion of the Base Amount to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Share Settlement applies, and the restrictions of Rule 10b-18 under the Exchange Act agreed to hereunder, multiplied by (ii) the Settlement Shares for the relevant Settlement Date; minus

Annex II - 8

(b) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares with respect to which Party A has not unwound its commercially reasonable hedge for the Transaction in a commercially reasonable manner, as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Party A shall deliver a number of Shares to Party B equal to the Net Share Settlement Shares, or (ii) negative number, Party B shall deliver a number of Shares to Party A equal to the Net Share Settlement Shares; provided that, if Party A determines in its commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Settlement Currency:	USD.

Failure to Deliver:	Applicable if Party A is required to deliver Shares hereunder; otherwise, Inapplicable.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment. Section 11.2(e) of the 2002 Definitions is hereby amended by deleting clauses (iii) and (v) thereof. For the avoidance of doubt, the declaration or payment of a cash dividend will not constitute a Potential Adjustment Event.

Annex II - 9

Additional Adjustment:	If, in Party A’s commercially reasonable judgment, the actual cost to Party A (or an affiliate of Party A) excluding the federal funds or other interest rate component payable by the relevant stock lender to Party A or such affiliate (the “Stock Loan Fee”), over any [•][5] consecutive Scheduled Trading Days, of borrowing a number of Shares equal to the Base Amount to hedge in a commercially reasonable manner its exposure to the Transaction exceeds a weighted average rate equal to [•][6] basis points per annum, the Calculation Agent shall reduce the Forward Price to compensate Party A for the amount by which the Stock Loan Fee exceeded a weighted average rate equal to [•][7] basis points per annum during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to the Forward Price.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

3.       Other Provisions:

Conditions to Effectiveness:

The Transaction shall be effective if and only if Shares are sold by the Agent on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Sales Agreement. If the Sales Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with the Transaction, other than in respect of breaches of representations or covenants on or prior to such date. For the avoidance of doubt, if the Sales Agreement is terminated prior to the Hedge Completion Date, this Confirmation shall remain in effect with respect to any Shares that had been sold by the Agent on or after the Trade Date and prior to such termination.

___________________________

5 Insert time period for any Additional Adjustment specified by Party B in the Forward Instruction Notice.

6 Insert initial Stock Loan Fee specified by Party B in the Forward Instruction Notice.

7 Insert initial Stock Loan Fee specified by Party B in the Forward Instruction Notice..

Annex II - 10

Interpretive Letter:

Party B agrees and acknowledges that the Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”). Party B represents that it is eligible to conduct a primary offering of Shares on Form S-3 and that the offering contemplated by the Sales Agreement complies with Rule 415 under the Securities Act.

Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)	Party B represents to Party A on the Trade Date and on any date that Party B notifies Party A that Cash Settlement or Net Share Settlement applies to the Transaction, that (A) Party B is not aware of any material nonpublic information regarding Party B or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (C) Party B is neither entering into this Confirmation nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

(b)	Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(c)	Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the maximum number of Shares as shall be issuable at such time upon settlement of the Transaction as set forth below under the heading “Maximum Share Delivery”. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(d)	Party B agrees to provide Party A at least ten Scheduled Trading Days’ written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being (i) equal to or greater than 7.5% of the outstanding Shares or (ii) greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater by 0.5% or more than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Base Amount and each “Base Amount” (as defined in the applicable Additional Confirmation and any additional Share Forward Transaction or other equity derivative transaction under any outstanding Additional Transactions and (2) the denominator of which is the number of Shares outstanding on such day.

Annex II - 11

(e)	No filing with, or approval, authorization, consent, license registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act, and (ii) as may be required to be obtained under state securities laws.

(f)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 8.0%.

(g)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of the Transaction.

(h)	Neither Party B nor any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its affiliated purchasers or any purchases by a party to a derivative transaction with Party B or any of its affiliated purchasers), either under this Confirmation, under an agreement with another party or otherwise, that could reasonably be expected to cause any purchases of Shares by Party A or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B.

(i)	Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(j)	Party B (i) is capable of evaluating investment risks independently, both in general and with regard to the Transaction; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof.

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(k)	Party B acknowledges and agrees that:

(i)	during the term of the Transaction, Party A and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities to establish, adjust or unwind its hedge position with respect to the Transaction;

(ii)	Party A and its Affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transaction;

(iii)	Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Transaction;

(iv)	any market activities of Party A and its Affiliates with respect to the Shares may affect the market price and volatility of the Shares, each in a manner that may be adverse to Party B; and

(v)	the Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of the Transaction.

(l)	The assets of Party B do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations promulgated thereunder or similar law.

(m)	Party B shall, at least one day prior to the first day of any Unwind Period, notify Party A of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Party B or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(n)	During any Unwind Period, Party B shall (i) notify Party A prior to the opening of trading in the Shares on any day on which Party B makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Party B (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Party A following any such announcement that such announcement has been made, and (iii) promptly deliver to Party A following the making of any such announcement information indicating (A) Party B’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Party B’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Party B shall promptly notify Party A of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

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(o)	Party B is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p)	Without limiting the generality of Section 13.1 of the 2002 Definitions, Party B acknowledges that Party A is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(q)	Party B understands that no obligations of Party A to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Party A or any governmental agency.

(r)	Party B is not aware of any federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Party A or its affiliates owning or holding (however defined) Shares as part of its hedging activities in connection with the Transaction, other than Sections 13 and 16 under the Exchange Act.

(s)	Upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event, Party B will so notify Party A in writing within one Scheduled Trading Day; provided, however, that should Party B be in possession of material non-public information regarding Party B, Party B shall so notify Party A of any such event described above without communicating such information to Party A.

(t)	Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction, (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction, and (iii) is entering into the Transaction for a bona fide business purpose.

(u)	Ownership positions of Party B’s common stock held by Party A or any of its affiliates solely in its capacity as a nominee or fiduciary do not constitute “beneficial ownership” by Party A for the purposes of Article VII of the Articles of Amendment and Restatement of Party B, as amended and supplemented (the “Articles”), including without limitation Section 7.2 thereof.

Covenants of Party B:

Subject to the provisions of “Private Placement Procedures” below, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an affiliate of Party A. Accordingly, subject to the provisions of “Private Placement Procedures” below, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

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Covenants of Party A:

(a)	Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return to securities lenders to close out open Share loans created by Party A or an affiliate of Party A in the course of Party A’s or such affiliate’s hedging activities related to Party A’s exposure under this Confirmation.

(b)	In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Party A shall use good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases as well as any analogous purchases occurring on the same day under any Additional Transaction.

(c)	Party A hereby represents and covenants to Party B that it has implemented policies and procedures, taking into consideration the nature of its business, reasonably designed to ensure that individuals conducting hedging activity related to any Transaction do not have access to material non-public information regarding Issuer or the Shares.

(d)	Within one Exchange Business Day of purchasing any Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction pursuant to the once-a-week block exception set forth in paragraph (b)(4) of Rule 10b-18, Party A shall notify Party B of the total number of Shares so purchased.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

Acceleration Events:

The following events shall each constitute an “Acceleration Event”:

(a)	Stock Borrow Events. In the good faith, commercially reasonable judgment of Party A (i) Party A (or its affiliate) is unable to hedge Party A’s exposure to the Transaction because of the lack of sufficient Shares being made available for Share borrowing by lenders, or (ii) Party A (or its affiliate) would incur a Stock Loan Fee to borrow a number of Shares equal to the Base Amount of more than a weighted average rate of [•][8] basis points per annum (each, a “Stock Borrow Event”);

____________________

8 Insert maximum Stock Loan Fee specified by Party B in the Forward Instruction Notice.

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(b)	Dividends and Other Distributions. On any day occurring after the Trade Date Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date differs from, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I (such cash dividend, an “Excess Dividend”), (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction, (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as determined by Party A or (iv) any Extraordinary Dividend; for the avoidance of doubt, any amount calculated pursuant to this “Acceleration Events” Section as a result of an Excess Dividend or an Extraordinary Dividend shall not be adjusted by the value associated with such Excess Dividend or such Extraordinary Dividend; “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by Party B with respect to the Shares that is specified by the board of trustees of the Issuer as an “extraordinary” dividend.

(c)	ISDA Early Termination Date. Either Party A or Party B has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the provisions of “Termination Settlement” below shall apply in lieu of the consequences specified in Section 6 of the Agreement;

(d)	Other ISDA Events. The announcement of any event that if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)” and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Party A on the Trade Date”; or

(e)	Ownership Event. In the good faith, commercially reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Applicable Share Limit for such day (if any applies).

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For purposes of clause (e) above, the “Share Amount” as of any day is the number of Shares that Party A and any person whose ownership position would be aggregated with that of Party A, including any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part (Party A or any such person or group, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B (including without limitation Article VII of the Articles) that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership under any Applicable Restriction, as determined by Party A in its reasonable discretion. The “Applicable Share Limit” means a number of Shares equal to (A) the minimum number of Shares that could reasonably be expected to give rise to reporting or registration obligations (other than any filing under Section 13 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or could result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in its good faith, reasonable discretion (it being understood that reporting obligations under Section 13 or Section 16 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date, will not be deemed to have such an adverse effect), minus (B) 1% of the number of Shares outstanding.

Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Applicable Share Limit, and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its commercially reasonable hedge in a commercially reasonable manner and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date. If an Acceleration Event occurs after Party B has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Party A, then Party A shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. If Party A designates a Termination Settlement Date as a result of an Acceleration Event caused by an Excess Dividend or Extraordinary Dividend of the type described in paragraph “(b) Dividends and Other Distributions” under the heading “Acceleration Events,” no adjustment(s) shall be made to account for the amount of such Excess Dividend or Extraordinary Dividend.

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Private Placement Procedures:

If Party B is unable to comply with the provisions of “Covenants of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise reasonably determines, based upon advice of counsel, that any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its affiliates to securities lenders as described under “Covenants of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

Party B hereby agrees with Party A that during any Unwind Period, Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any Derivatives Personnel (as defined below). For purposes of the Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, or contained in a public filing made by Party B with the Securities and Exchange Commission or otherwise disseminated in a manner constituting “public disclosure” within the meaning of Regulation FD under the Exchange Act and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information For purposes of the Transaction, “Derivatives Personnel” means any employee on the trading side of the [Equity Derivatives Group] of Party A and does not include [•] or [•] (or any other person or persons designated from time to time by the Compliance Group of Party A).

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Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to twice the Initial Base Amount to Party A, subject to reduction by the amount of any Shares delivered by Party B on any prior Settlement Date and subject to adjustment from time to time in accordance with the provisions of this Confirmation and the 2002 Definitions but solely with respect to adjustments arising from events caused by Party B or under the control of Party B.

Transfer and Assignment:

Notwithstanding anything to the contrary herein or in the Agreement, Party A may assign or transfer any of its rights or delegate any of its duties hereunder to (i) any affiliate of Party A, whose obligations hereunder and under the Agreement are fully and unconditionally guaranteed by Party A or its ultimate or direct parent entity or (ii) any affiliate of Party A with a long-term issuer rating equal to or better than the credit rating of Party A at the time of such assignment or transfer; provided that (A) Party B will neither (x) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement under the law as of the date of the transfer or assignment, nor (y) receive a payment from which an amount has been deducted or withheld for or on account of any Tax in respect of which the other party is not required to pay an additional amount, in either case, as a result of such transfer or assignment and (B) no Event of Default or Potential Event of Default shall (x) have occurred with respect to Party A or (y) occur with respect to either party solely as a result of such transfer and assignment. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction and any such designee may assume such obligations; provided that Party B will neither (x) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement under the law as of the date of the transfer or assignment, nor (y) receive a payment from which an amount has been deducted or withheld for or on account of any Tax in respect of which Party A or such designee is not required to pay an additional amount, in either case, as a result of such designation. Party A shall be discharged of its obligations to Party B to the extent of any such performance.

Indemnity:

Party B agrees to indemnify Party A and its affiliates and their respective directors, officers, agents and controlling parties (Party A and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to any breach of any covenant or representation made by Party B in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, but only to the extent that the relevant loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from such breach. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from Party A’s material breach of any covenant or representation made by Party A in this Confirmation or the Agreement or any willful misconduct, fraud, gross negligence or bad faith of any Indemnified Party. For the avoidance of doubt, any payments due as a result of this provision may not be used to set off any obligation of Party A upon settlement of the Transaction.

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Notice:

Non-Reliance: Applicable.

Additional Acknowledgments: Applicable.

Agreements and Acknowledgments Regarding Hedging Activities: Applicable.

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) the Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common shareholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

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Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not be entitled to take delivery of any Shares deliverable hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Applicable Share Limit or (ii) the Section 16 Percentage would exceed 4.9%. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Applicable Share Limit or (ii) the Section 16 Percentage would exceed 4.9%. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, (i) the Share Amount would not exceed the Applicable Share Limit and (ii) the Section 16 Percentage would not exceed 4.9%. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day. Without limitation of the other provisions of this paragraph, unless Party A shall have paid in full the settlement payment due to Party B in respect of the Shares that would have been required to be delivered absent the provisions of this paragraph despite any delay in delivery of Shares as a result of the application of this paragraph and notwithstanding its rights pursuant to the immediately succeeding paragraph, Party A agrees to use good faith efforts to cause the limits in clauses (i) and (ii) of the first sentence of this paragraph to not be exceeded at the time of any settlement that would otherwise be made by Party B hereunder, and, if any such limits are exceeded at such time, to use good faith efforts to minimize both the amount of such excess and the duration of the period during which such excess exists, in each case, solely to the extent such excess exists or would exist as a result of transactions or activities undertaken by Party A and/or any affiliate thereof not in connection with the Transaction or any other transaction or agreement entered into with Party B or at Party B’s behest.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the 2002 Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

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Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

[INSERT DEALER NAME AND NOTICE INFORMATION]

Address for notices or communications to Party B:

Retail Opportunity Investments Corp.

11250 El Camino Real, Suite 200
San Diego, California 92130
Attention: Stuart A. Tanz and Michael B. Haines

(b)	Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

(c)	Offices:

The Office of Party A for the Transaction is: [New York][London][Toronto][•]

The Office of Party B for the Transaction is: Inapplicable, Party B is not a Multibranch Party

Acknowledgements:

The parties hereto intend for:

(a)	the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)	a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	Party A to be either a “financial participant” or “financial institution” within the meaning of Section 101(22A) or Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

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Severability:

If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Confirmation; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 of the Agreement to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Governing Law/Jurisdiction:

This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

Disclosure:

Effective from the date of commencement of discussions concerning the Transaction, each of Party A and Party B and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

Commodity Exchange Act:

Each of Party A and Party B agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and the Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

Tax Matters:

(a)	For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representations:

(A)	[It (or its regarded owner for U.S. federal income tax purposes) is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.][9]

___________________________

9 Tax provisions to be customized for relevant Dealer.

Annex II - 23

(B)	[It is a national banking association organized and existing under the laws of the United States of America, and is an exempt recipient under section 1.6049-4(c)(1)(ii)(M) of the United States Treasury Regulations.]

(C) [(i) It is a bank organized under the laws of Canada; (ii) it is a corporation for U.S. federal income tax purposes; and (iii) each payment received or to be received by Party A in connection with this Confirmation will be effectively connected with its conduct of a trade or business in the United States.]

(D) [•]

(ii)	Party B makes the following representations:

(A)	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)	It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under section 1.6049-4(c)(1)(ii)(J) of the United States Treasury Regulations.

(b)	Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(c)	HIRE Act. To the extent that either party to the Agreement with respect to the Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to the Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to the Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to the Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of the Transaction. [For greater certainty, if there is any inconsistency between this provision and the provisions in any other agreement between the parties with respect to the Transaction, this provision shall prevail unless such other agreement expressly overrides the provision of the Attachment to the 871(m) Protocol.]

Annex II - 24

(d)	Tax documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Party B shall provide to Party A a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, completely accurately and in a manner reasonably acceptable to Party A [and, in particular, with the “corporation” or “partnership” box checked on line 3 thereof], (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Party A; and (iii) promptly upon learning that any such tax form previously provided by Party B has become invalid, inaccurate, obsolete or incorrect. Additionally, Party B shall, promptly upon request by Party A, provide such other tax forms and documents reasonably requested by Party A.

[U.S. Stay Regulations:]

The parties agree that the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”) page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Party A shall be deemed a “Covered Entity” and Party B shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Confirmation and the terms of the Protocol or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Party A replaced by references to the covered affiliate support provider.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

Annex II - 25

Other Forwards / Dealers:

Party A acknowledges that Party B has entered or may enter in the future into one or more similar forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more dealers, and/or affiliates thereof (each, an “Other Dealer” and collectively, the “Other Dealers”). Party A and Party B agree that if Party B designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forwards coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Party B shall notify Party A at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Party A shall be permitted to purchase Shares to unwind its hedge in respect of the Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Party A by Party B at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).

[Remainder of page intentionally left blank]

Annex II - 26

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

[DEALER NAME]

By:
Name:
Title:

Annex II - Signature Page

Confirmed as of the date first written above:

RETAIL OPPORTUNITY INVESTMENTS CORP.

By:
Name:
Title:

Annex II - Signature Page

SCHEDULE I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date[10]	Forward Price Reduction Amount[11]

Trade Date	USD 0.000
[•]	USD [•]
[•]	USD [•]
[•]	USD [•]
[•]	USD [•]
[•]	USD [•]

 ______________________________

10 Insert Forward Price Reduction Dates specified by Party B in the Forward Instruction Notice.

11 Insert Forward Price Reduction Amounts specified by Party B in the Forward Instruction Notice.

Annex II - Schedule I - 1

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)	If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placements of similar size, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder and/or the Forward Price in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)	If Party B delivers any Restricted Shares in respect of the Transaction, unless it is advised in writing by outside counsel that any of the following actions would violate applicable securities laws because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff occurring after the Trade Date, Party B agrees that (i) such Shares may be transferred by and among Party A and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).

Annex II - Annex A - 1

ANNEX B

FORM OF PRICING SUPPLEMENT

Date:	[•], 20[•]

To:	Retail Opportunity Investments Corp.
11250 El Camino Real, Suite 200
San Diego, California 92130
Attention: Stuart A. Tanz and Michael B. Haines

From:	[DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated as of [•], 20[•] (the “Confirmation”) between Retail Opportunity Investments Corp. (“Party B”) and [DEALER NAME] (“Party A”).

For all purposes under the Confirmation,

(a)       the Hedge Completion Date is [•];

(b)       the Base Amount shall be [•], subject to further adjustment in accordance with the terms of the Confirmation;

(c)       the Maturity Date shall be [•]; and

(d)       the Initial Forward Price shall be USD [•].

Very truly yours,
[DEALER NAME]

By:
Name:
Title:

Annex II - Annex B - 1

Confirmed as of the date first above written:

RETAIL OPPORTUNITY INVESTMENTS CORP.

By:
Name:
Title:

Annex II - Signature Page

Annex III

FORM OF FORWARD INSTRUCTION NOTICE

From: Retail Opportunity Investments Corp.

To: [Forward Purchaser; Agent]

Subject: Forward Instruction Notice

Ladies and Gentlemen:

Reference is made to the Sales Agreement, dated February 20, 2020 (the “Sales Agreement”), among the Company, the Operating Partnership, the Agents and the Forward Purchasers. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Sales Agreement or the Form of Registered Forward Confirmation set forth in Annex II (the “Form Confirmation”) to the Sales Agreement.

The Company desires to enter into a Forward, including a related Confirmation substantially consistent with the Form Confirmation, in each case on the following terms:

Forward Hedge Selling Period:	[*]-[*]
[Designated Forward Hedge Shares:]	[*]
[Aggregate Maximum Forward Hedge Amount:]	$[*]
Minimum Share Price:[12]	$[*]
Forward Seller Commission:	[*]%
Spread:	[*]%
Time period for any Additional Adjustment	[*] consecutive Scheduled Trading Days
Initial Stock Loan Fee:	[*]%
Maximum Stock Loan Fee:	[*]%
Maturity Date:	[*], 20[*]
Forward Price Reduction Dates / Amounts ($):	[*], 20[*] / $[*] [*], 20[*] / $[*]
Other Deviations from Form Confirmation:	[*]

___________________________

12 Adjustable by the Company during the Forward Hedge Selling Period.

Annex III - 1

Very truly yours,

RETAIL OPPORTUNITY INVESTMENTS CORP.

By:
Name:
Title:

Annex III - Signature Page

Accepted as of the date hereof:

[AGENT]

By:
Name:
Title:

[FORWARD PURCHASER]

By:
Name:
Title:

Annex III - Signature Page